UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2011

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2011, the Company entered into a Sale and Purchase Agreement (the "Purchase Agreement") with Global Advanced Metals Pty Ltd., an Australian company ("GAM"), for the sale by the Company of the assets of the Company’s Supermetals business in exchange for: (i) $175,000,000 payable in cash at the closing, subject to working capital and post-closing adjustments, (ii) $215,000,000 in two-year promissory notes, which may be pre-paid by GAM at any time, secured by liens on the property and assets of the acquired business and guaranteed by the GAM corporate group, (iii) quarterly contingent cash payments to be made in each calendar quarter that the promissory notes are outstanding in an amount equal to 50% of Adjusted EBITDA of the acquired business for the relevant calendar quarter, guaranteed to be at least $11,500,000 for the first year following the closing of the transaction, and (iv) the assumption of certain liabilities associated with the Supermetals business. The parties expect the transaction to close by the end of the calendar year.

Completion of the sale is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and certain other customary conditions. The Purchase Agreement is not subject to a financing condition.

In connection with the transaction, the parties have entered into a tantalum ore supply agreement under which the Company will sell to GAM’s newly acquired business all of the tantalum ore mined at the Company’s mine in Manitoba, Canada for a period of three years following the closing of the transaction.

Historically, the Company’s Supermetals business obtained a large portion of its raw material needs from a mine in Australia owned by GAM. The Company has not purchased tantalum ore from GAM in the last several years, but the parties have recently entered into a supply agreement. All tantalum ore supply arrangements between the Company and GAM have been made in the ordinary course, at arm’s length and at prices and on terms customarily available.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on August 25, 2011 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release issued by the Company on August 25, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

August 25, 2011	By:	Brian A. Berube

Name: Brian A. Berube
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on August 25, 2011